Exhibit 10.1

NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of May 15, 2006, by and among Verticalnet, Inc., a Pennsylvania corporation, with headquarters located at 400 Chester Field Parkway, Malvern, Pennsylvania 19355 (the "Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”). All capitalized terms used herein and not defined herein have the respective meanings provided therefor in the Notes (as defined below).

WHEREAS:

A. The Company has authorized the sale and issuance of a new series of senior subordinated discount notes, in the form attached hereto as Exhibit A (as amended or modified from time to time, collectively, the “Notes”).

B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (which aggregate principal amount for all Buyers shall be $5,300,000).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer agrees to purchase from the Company, on the Closing Date (as defined below), the principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers.

(b) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on a date mutually agreed to by the Company and Buyers, such Closing Date to be as soon as practicable following satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, PA 19103-6996.

(c) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers.

(d) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a) No Public Sale or Distribution. Such Buyer is acquiring the Notes for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “1933 Act”); provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Notes for any minimum or other specific term and reserves the right to dispose of the Notes at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(b) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

(c) Reliance on Exemptions. Such Buyer understands that the Notes are being offered and sold to it in reliance on exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Notes.

(d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Notes that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Notes involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.

(e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

(f) Transfer or Resale. Such Buyer understands that: (i) the Notes have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion, in generally acceptable form, of counsel selected by the Buyer and reasonably satisfactory to the Company, to the effect that such Notes to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Notes can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Notes may require compliance with some other exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) the Company is under no obligation to register the Notes under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Legends. Such Buyer understands that the instruments representing the Notes shall bear any legend that is required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION IN A GENERALLY ACCEPTABLE FORM OF COUNSEL, WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER AND BE REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE COMPANY AT VERTICALNET, INC., 400 CHESTER FIELD PARKWAY, MALVERN, PA 19355, ATTENTION: CHIEF FINANCIAL OFFICER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.

(h) Authorization; Validity; Enforcement. Such Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement, the Notes, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Transaction Documents (as defined below). This Agreement has been, and when the other Transaction Documents to which such Buyer is a party are executed and delivered in accordance with the terms and conditions contemplated hereby and thereby, such documents shall have been, duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) Residency. Such Buyer is a resident of the jurisdiction specified below its address on the Schedule of Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a) Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity of which the Company, directly or indirectly, owns or controls a majority of the shares of capital stock or holds or controls a majority of all equity or similar interests then outstanding) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents to which it is a party. The Company has no Subsidiaries except as set forth on Schedule 3(a), all of which Subsidiaries are wholly-owned by the Company, either directly or indirectly.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the Notes (together, the “Transaction Documents”). The execution and delivery of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and constitute or, in the case of the Notes, will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) Offer of Notes. The offer by the Company of the Notes is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of any articles of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries, or the bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents to which it is a party, in each case in accordance with the terms hereof or thereof, other than any filing required to be made by the Company following the Closing with the SEC and related state securities law filings.

(f) Acknowledgment Regarding Buyer’s Purchase of Notes. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) to the knowledge of the Company, an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Notes. The Company further represents to each Buyer that the decision of the Company to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. None of the Company, any of its affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the 1933 Act) in connection with the offer or sale of the Notes. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged the placement agent set forth on Schedule 3(g) in connection with the sale of the Notes. The Company has not otherwise engaged any placement agent or other agent in connection with the sale of the Notes.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, or any Person (as defined in Section 3(o) hereof) acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Notes under the 1933 Act or cause this offering of the Notes to be integrated with prior offerings by the Company for purposes of the 1933 Act.

(i) SEC Documents, Financial Statements.

(i) Since January 1, 2003, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof included therein and financial statements and financial statement schedules thereto and documents incorporated by reference therein, the “SEC Documents”). For purposes of this Agreement, “SEC Documents” includes the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, a draft of which has been provided to the Buyers on the date hereof and will be filed with the SEC in substantially the form provided to the Buyers (the “Draft 10-Q”). The Company has delivered to the Buyer true and complete copies of the SEC Documents, or such documents are available on EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof).

(ii) As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company (and in the footnotes thereto) included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (A) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (B) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (A) and (B), individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(iii) To the extent required by the rules and regulations of the SEC applicable thereto, the Select SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties or assets of the Company or any Subsidiary is subject (each, a “Material Contract”). Except as set forth in the Select SEC Documents, neither the Company, nor any of its Subsidiaries is in breach or violation of any Material Contract, which breach or violation would have a Material Adverse Effect. For purposes of this Agreement, “Select SEC Documents” means the Company’s (A) Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Annual Report”), (B) Draft 10-Q and (C) Current Reports on Form 8-K filed since December 31, 2005.

(j) Absence of Certain Changes. Except as set forth in the Select SEC Documents, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company does not currently expect to take any steps to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

(k) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its articles of incorporation, certificate of formation, any certificate of designations or other constituent documents or its bylaws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(l) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent or employee acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m) Transactions With Affiliates. Except as set forth in Schedule 3(m) hereto, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(n) Equity Capitalization. As of May 1, 2006, the authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, $.01 par value (the “Common Stock”), 54,740,296 of which are issued and outstanding and (ii) 10,000,000 shares of preferred stock, $.01 par value, none of which is issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(n): (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in the Notes) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; and (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries. The Company has furnished to the Buyer true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation”), the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and all agreements of the Company relating to any Indebtedness (as defined in the Notes) of the Company.

(o) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(o), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement, "Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(p) Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation that is material, individually or in the aggregate, before or by, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, any of the Company’s Subsidiaries, any of the Company’s or the Company’s Subsidiaries’ assets, or any of the Company’s or the Company’s Subsidiaries’ officers or directors.

(q) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Except as set forth on Schedule 3(q), neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(r) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. None of the Company’s executive officers (the “Executive Officers”) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No Executive Officer, to the knowledge of the Company, is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Executive Officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(s) Title. Except as set forth on Schedule 3(s), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens and encumbrances except for the blanket lien securing the Senior Indebtedness and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(t) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks, and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as set forth on Schedule 3(t), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(u) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(v) Subsidiary Rights. Except as set forth in Schedule 3(v), the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or each Subsidiary.

(w) Tax Status. Except as set forth on Schedule 3(w), the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. No liens have been filed and no claims are being asserted by or against the Company or any of its Subsidiaries with respect to any taxes (other than liens for taxes not yet due and payable). Neither the Company nor it Subsidiaries has received notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Except as disclosed on Schedule 3(w), neither the Company nor any Subsidiary is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. Each of the Company and its Subsidiaries has complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

(x) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15 and 15d-15) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the 2005 Annual Report and the Company’s most recently filed Quarterly Report on Form 10-Q (each such date, an “Evaluation Date”). The Company presented in the 2005 Annual Report and its most recently filed Quarterly Report on Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the respective Evaluation Date. Since the Evaluation Date for the 2005 Annual Report, there have been no significant changes in the Company’s “internal controls” (as such term is defined in Item 307(b) of Regulation S-K under the 1934 Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(y) Ranking of Notes. Except for the Senior Indebtedness (as defined in the Notes), no Indebtedness of the Company or any of its Subsidiaries, at the Closing, will be senior to or pari passu with the Notes by the Company in right of payment, whether with respect of payment or redemptions, interest, damages or upon liquidation or dissolution or otherwise, excluding (i) the obligations of the Company or its Subsidiaries under any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on such Person’s balance sheet and (ii) Indebtedness permitted by clause (v) of the definition of “Permitted Lien” set forth in the Notes.

(z) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(aa) Listing. The Common Stock is currently listed for trading on the Nasdaq Capital Market. Except as set forth on Schedule 3(aa), the Company is not in violation of the listing requirements of the Capital Market and the Company does not presently reasonably anticipate that the Common Stock will be delisted by the Nasdaq Capital Market during the one-year period immediately following the Closing. Except as set forth on Schedule 3(aa), the Company has not received any notice regarding the possible delisting of the Common Stock from the Nasdaq Capital Market.

(bb) Disclosure. All disclosure, oral or written, provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company, taken as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4. COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Original Issue Discount. Each Buyer acknowledges that the Notes are being issued with original issue discount as that term is used by Sections 1272, 1273 and 1275 of the Internal Revenue Code of 1986, as amended and as set forth on the face of the Notes. Each Buyer hereby agrees, to the extent required by law, to prepare all books, records, and filings as to the U.S. tax treatment of the Notes in a manner consistent with the Company’s U.S. income tax information reporting delivered to each Buyer with respect to the Notes.

(c) Form D and Blue Sky. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes for sale to the Buyers at the Closing pursuant to this Agreement under applicable United States federal securities laws and securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. Without limiting the foregoing, the Company agrees to file a Form D with respect to the Notes as required under Regulation D of the 1933 Act and to provide a copy thereof to each Buyer promptly after such filing.

(d) Use of Proceeds. The Company shall use the proceeds from the sale of the Notes for general working capital purposes subject to the following limitations: (i) the Company shall not use any of the proceeds from the sale of the Notes to pay any settlement on account of litigation pending against the Company or to satisfy any judgment entered against the Company and (ii) the Company may not use any of the proceeds from the sale of the Notes to make payments on account of the Senior Indebtedness (as defined in the Notes), excluding any payment or portion thereof required to be paid in cash in accordance with the terms of the Senior Indebtedness; provided, however, that if the Company consummates the reverse stock split (the "Reverse Stock Split”) described in its Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2006, in connection with the Company’s 2006 annual meeting of shareholders, the Company may use up to $350,000 of the proceeds of the Notes to pay in cash the first amortization payment due under the Senior Indebtedness after the Reverse Stock Split. Notwithstanding the foregoing, the Company shall be permitted to use the proceeds from the sale of the Notes for payments made pursuant to the Settlement Agreement and Release dated May 9, 2006, between CombineNet, Inc. and the Company and for the payment described on Schedule 4(d).

(e) Sale of Assets. So long as the Notes are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, make or permit to be made any transfer of any assets other than the sale of inventory in the ordinary course of business and the sale of obsolete or unnecessary equipment without the express written consent of the Buyers

(f) Nature of Business. So long as the Notes are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, make any change in the principal nature of its or their business.

(g) Reporting Status. The Company shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(h) Financial Information.

(i) The Company agrees to send the following to the registered holders of the Notes (each, a "Holder”), so long as any Notes are outstanding, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within one Business Day after the filing thereof with the SEC: (A) a copy of its Annual Reports on Form 10-K or 10-KSB; (B) any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual; (C) any Current Reports on Form 8-K; and (D) any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

(ii) In the event that the Company is no longer required to file reports under the 1934 Act, the Company agrees to send the following to the registered holders of the Notes, so long as any Notes are outstanding:

(A) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a balance sheet of the Company, as of the end of such fiscal year and the related statements of income, prepared in accordance with generally accepted accounting principles; and

(B) As soon as practicable, but in any event within 60 days after the end of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement of the Company, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet of the Company.

(i) Fees. The Company, on the one hand, and the Buyers, on the other hand, shall each bear their own legal fees and other expenses with respect to the transactions contemplated by this Agreement, provided that the Company shall pay the reasonable legal fees of the Buyers not to exceed $33,000 in the aggregate upon Closing; provided further, that in the event that this Agreement is terminated prior to Closing, the Company shall pay the reasonable legal fees of the Buyers not to exceed $15,000 in the aggregate.

(j) Pledge of Notes. The Company acknowledges and agrees that the Notes may be pledged by a Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Notes. The pledge of Notes shall not be deemed to be a transfer, sale or assignment of the Notes hereunder, and no Holder effecting a pledge of Notes shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Holder and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Notes to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Notes may reasonably request in connection with a pledge of the Notes to such pledgee by a Holder.

(k) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the second Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K, in each case, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents as exhibits to such filing (including all attachments, the “8-K Filing”). Subject to the foregoing, neither the Company, nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holders shall be consulted by the Company in connection with and given an opportunity to review and comment on any such press release or other public disclosure prior to its release). Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Buyer, or include the name of any Buyer in any filing with the SEC or any regulatory agency or the Nasdaq Capital Market or other stock exchange or automated quotation system upon which the Company’s shares of common stock are traded, including, without limitation, any and all discounted issuance rules, if applicable, without the prior written consent of such Buyer, except (i) for disclosure thereof in the 8-K Filing or (ii) as required by law or regulations of the Nasdaq Capital Market or other stock exchange or automatic quotation system upon which the Company’s common stock is then traded or any order of any court or other governmental agency, in which case the Company shall provide such Buyer with prior notice of such disclosure and the opportunity to review and comment on such disclosure.

(l) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness (as defined in the Notes).

(m) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any Liens (as defined in the Notes) other than Permitted Liens (as defined in the Notes).

(n) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, (i) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Permitted Indebtedness (as defined in the Notes) if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing, (ii) declare or pay any cash dividend or distribution on the Common Stock, (iii) redeem, repurchase or otherwise acquire or retire for value any shares of Common Stock (iv) pay any settlement on account of litigation pending against the Company or to satisfy any judgment entered against the Company or (v) make payments on account of the Senior Indebtedness, excluding any payment or portion thereof required to be paid in cash in accordance with the terms of the Senior Indebtedness; provided, however, that if the Company consummates the Reverse Stock Split, the Company may use up to $350,000 of the proceeds of the Notes to pay in cash the first amortization payment due under the Senior Indebtedness after the Reverse Stock Split. Notwithstanding the foregoing, the Company shall be permitted to use the proceeds from the sale of the Notes for payments made pursuant to the Settlement Agreement and Release dated May 9, 2006, between CombineNet, Inc. and the Company and for the payment described on Schedule 4(d) to the Note Purchase Agreement.

(o) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(p) Integration. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in Section 3(h) that would require registration of any of the Notes under the 1933 Act or cause the offering of the Notes to be integrated with other offerings.

(q) Listing. So long as any Notes are outstanding, the Company shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Capital Market or other stock exchange or automated quotation system on which the Common Stock is then traded and shall comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the “NASD”), such exchanges, or such electronic system, as applicable.

(r) Transactions with Affiliates. Until such time as the Notes shall have been repaid in full, the Company shall not without the prior written consent of the Holders, enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company’s business and upon fair and reasonable terms no less favorable to the Company than the Company would obtain in a comparable arm’s-length transaction with a person who is not an affiliate of the Company.

(s) Insurance. Until such time as the Notes shall have been repaid in full, the Company shall maintain in full force and effect the insurance policies that are in effect as of the date of this Agreement or appropriate replacement policies. The Company shall not allow any lapse in coverage under such policies without providing Buyers thirty (30) days prior written notice.

(t) Consent to Grant Subordinated Liens and Security Interests. The Company shall use commercially reasonable efforts to obtain the consent of the required holders of the Senior Indebtedness to permit the Company to grant subordinated Liens and security interests to the Holders in all assets of the Company and its Subsidiaries.

5. REGISTER; TRANSFER OF NOTES.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency as it may designate by notice to each holder of Notes), a register for the Notes, in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Holder or its legal representatives.

(b) Transfer of Notes. If a Buyer effects a sale, assignment or transfer of the Notes in accordance with Section 2(f) hereof, the Company shall permit the transfer and shall promptly issue one or more Notes to the applicable Buyer in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s benefit and may be waived by the Company at any time in their discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed this Agreement and delivered the same to the Company.

(b) Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) The Company shall have delivered to such Buyer evidence of the Company’s subsistence under the laws of the Commonwealth of Pennsylvania.

(c) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation, as certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania.

(d) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) hereof as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(e) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(f) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes.

(g) Each Buyer shall have received copies of UCC financing statement search results listing any and all effective financing statements filed within five years prior to the Closing Date in any applicable jurisdiction that name the Company or any of its Subsidiaries as a debtor to perfect an interest in any of the assets thereof, together with copies of such financing statements, and evidence that no Liens exist other than Permitted Liens. Each Buyer also shall have received the results of searches for any effective tax liens and judgment liens filed against the Company or any of its Subsidiaries or its property in any applicable jurisdiction and evidence that no tax liens or judgment liens exist.

(h) The Company shall have delivered an opinion of counsel of Morgan, Lewis & Bockius LLP in form and substance reasonably acceptable to the Buyers.

8. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The Company and the Buyers irrevocably consent to the exclusive jurisdiction of the United States federal courts and the state courts located in the County of Philadelphia, Commonwealth of Pennsylvania, in any suit or proceeding based on or arising under this Agreement or the Notes and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and the Buyers irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and the Buyers further agree that service of process upon such party mailed by first class mail shall be deemed in every respect effective service of process upon such party in any such suit or proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least 66-2/3% of the aggregate principal amount of Notes to be issued hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all holders of Notes. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Verticalnet, Inc.
400 Chester Field Parkway
Malvern, PA 19355 Telephone:	(610) 640-8030
Facsimile:	(610) 240-9470
Attention:	Legal

Copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street Philadelphia, PA 19103 Telephone:	(215) 963-5134
Facsimile:	(215) 963-5001
Attention:	James W. McKenzie, Jr.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

Copy (for informational purposes only) to:

Drinker Biddle & Reath LLP

One Logan Square

18th & Cherry Streets

Philadelphia, PA 19103-6996

Attention: Stephen Burdumy

Telephone: (215) 988-2700

Facsimile: (215) 988-2757

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of Notes issued hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except to the extent set forth in Section 8(k) below.

(i) Survival. The representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Notes thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Notes and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any representation or warranty made by the Company in the Transaction Documents having been incorrect in any material respect when made, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes, or (iii) the status of such Buyer or holder of the Notes as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Notes shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

VERTICALNET, INC.
By:	/s/ Gene S. Godick

Name: Gene S. Godick Title: Executive Vice President and Chief Financial Officer

BUYERS:

RADCLIFFE SPC, LTD.
for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By: RG Capital Management, L.P.

By: RGC Management Company, LLC

By: /s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title: Managing Director